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                                                                    EXHIBIT 3.18

THE MEMBERSHIP INTERESTS REPRESENTED HEREBY (OR BY CERTIFICATES IF ANY ARE ISSUED) HAVE BEEN ACQUIRED FOR INVESTMENT AND WERE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE INTERESTS MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS CONTAINED IN THIS AGREEMENT AND PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW OR IN THE EVENT THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER DOES NOT REQUIRE REGISTRATION UNDER ANY APPLICABLE LAWS.

                               OPERATING AGREEMENT
                                       OF
                           RENT-A-CENTER TEXAS, L.L.C.
                       A NEVADA LIMITED LIABILITY COMPANY

         This Operating Agreement of Rent-A-Center Texas, L.L.C., (as amended from time to time, this "AGREEMENT") dated effective as of November 25, 2002, is adopted by Rent-A-Center, Inc., a Delaware corporation ("RENT-A-CENTER"), as the sole Member.

                                    ARTICLE I
                                   DEFINITIONS

         The following terms, when used in this Agreement, shall have the respective meanings assigned to them in this Article I unless the context otherwise requires:

         ADDITIONAL CAPITAL CONTRIBUTIONS shall have the meaning set forth in
Section 5.2.

         AFFILIATE means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "CONTROL," as used in the immediately preceding sentence, means the possession, directly or indirectly, of the power, directly or indirectly, to direct or cause the direction of the management or policies of the controlled Person through the ownership of at least ten percent (10%) of the voting rights attributable to the equity interests in such Person.

         ARTICLES means the Articles of Organization of the Company filed with the Secretary of State of Nevada.

         BOARD means the Board of Managers of the Company.

         CAPITAL CONTRIBUTION means any contribution by the Member to the capital of the Company and includes Initial Capital Contributions and Additional Capital Contributions.

         CODE means the Internal Revenue Code of 1986, as amended (or any corresponding provisions of any successor statute).

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         COMPANY means Rent-A-Center Texas, L.L.C., the limited liability company created pursuant to the Articles and governed by this Agreement.

         INITIAL CAPITAL CONTRIBUTION shall have the meaning set forth in
Section 5.1.

         IRS REGULATIONS means the U.S. Treasury Regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor IRS Regulations).

         MANAGER means Mark E. Speese and James Ashworth, so long as each such Person shall continue as a manager hereunder, and any other Person hereafter elected as a manager serving on the Board as provided in this Agreement, but does not include any Person who has ceased to be a manager of the Company.

         MEMBER means Rent-A-Center, Inc., so long as it shall continue as a member hereunder.

         MEMBERSHIP INTEREST means a Member's interest, expressed as a percentage in Section 4.1, in the voting rights and distributions of the Company as may be affected by the provisions of this Agreement and as may hereafter be adjusted.

         NRS means the Nevada Revised Statutes, as amended from time to time.

         NRS 86 means Chapter 86 of the Nevada Revised Statutes, as amended (or the corresponding provisions of any successor act).

         PERSON means an individual or a corporation, limited liability company, partnership, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentally thereof.

         PROCEEDING shall have the meaning set forth in Section 10.1 of this Agreement.

         RELATED PARTY of a party means (i) any Person (and any of such Person's related parties) that is an Affiliate of such party or that otherwise directly or indirectly owns, is owned by, or is under common ownership with such party,
(ii) an officer, director or employee of such party or (iii) a family member of such party.

         SECTION means any section or subsection in this Agreement.

         SECURITIES ACT shall have the meaning set forth in the legend on the first page of this Agreement.

         TRANSFER means the sale, transfer, gift, conveyance, assignment, pledge, hypothecation, mortgage or other encumbrance or disposition of all or any part of a Membership Interest.

         UCC means the Uniform Commercial Code as in effect in the State of Nevada.

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                                   ARTICLE II
                                  ORGANIZATION

         2.1      Formation.

                  (a) The Company has been organized as a Nevada limited liability company by the filing of the Articles under and pursuant to NRS 86 and the issuance of a certificate of limited liability company for the Company by the Secretary of State of Nevada.

                  (b) The rights and liabilities of the Member shall be as provided in NRS 86, except as may be expressly provided otherwise herein. Prior to transacting business in any jurisdiction other than the State of Nevada, the Company shall qualify to do business in such other jurisdiction if such a procedure is provided by statute or regulation in such other jurisdiction.

                  (c) The Member's Membership Interest in the Company shall be personal property for all purposes. Other than for federal income tax purposes and applicable provisions of state tax laws, all real and other property owned by the Company shall be deemed owned by the Company as an entity and the Member, individually, shall not have any ownership of such property.

         2.2 Name. The name of the Company is "Rent-A-Center Texas, L.L.C." and all Company business must be conducted in that name or such other names that comply with applicable law as the Board may select from time to time.

         2.3 Offices. The registered office of the Company in the State of Nevada shall be the office of the initial resident agent named in the Articles or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The resident agent of the Company in the State of Nevada shall be the initial resident agent named in the Articles or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at 429 Max Ct., Suite C, Henderson, Nevada 89015, or such other place as the Board shall designate from time to time, and the Company shall maintain records there as required by NRS 86. The Company may have such other offices as the Board may designate from time to time.

         2.4 Term. The Company shall commence on the date the Secretary of State of Nevada issued a certificate of limited liability company and shall continue in existence for the period fixed in the Articles.

         2.5 Mergers and Exchanges. The Company may be a party to (a) a merger, (b) an exchange or acquisition, or (c) a conversion, of the type described in the provisions of Chapter 92A of the NRS applicable to limited liability companies or any other applicable provisions of the NRS.

         2.6 No Partnership. The Member intends that the Company not be treated as or construed to be a partnership (including a limited partnership) or joint venture for purposes of the laws of any state, and that, in the event the Company is or becomes owned by more than one

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Member, no Member thereafter will be treated as a partner or joint venturer of any other Member, for any purposes from and after such date, other than for purposes of applicable United States tax laws and applicable provisions of state tax laws, and this Agreement may not be construed to suggest otherwise. For federal income tax purposes and applicable provisions of state tax laws, as of the date hereof and until such time as the Company becomes owned by more than one Member, the Company and the Member desire and intend that the Company be disregarded as an entity separate from the Member.

                                   ARTICLE III
                               PURPOSES AND POWERS

         3.1 Purpose of the Company. The purpose for which the Company is organized is to own a limited partnership interest in Rent-A-Center Texas, L.P., a Texas limited partnership (the "PARTNERSHIP"), and to do all things necessary or incidental thereto or in connection with being a wholly-owned subsidiary of the Member.

         3.2      Powers of the Company. The Company purposes set forth in
Section 3.1 hereof may be accomplished by taking any action which is permitted under NRS 86 and which is customary or directly related to the business of the Company and the Company shall possess and may exercise all the powers and privileges necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the Company.

                                   ARTICLE IV
                                   MEMBERSHIP

         4.1 Member. The initial and sole Member of the Company is Rent-A-Center, whose Membership Interest is 100%.

         4.2 Liability to Third Parties. Except as may be expressly provided in a separate, written guaranty or other agreement executed by the Member or the Board, neither the Member nor any Manager of the Board shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

         4.3 Lack of Authority. Except as otherwise provided herein, the Member shall not have the authority or power to act for or on behalf of or bind the Company or to incur any expenditures on behalf of the Company.

         4.4      Action by Written Consent.

                  (a) Any action required or permitted to be taken at any annual or special meeting of the Member may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Member and delivered to the Board. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by the Member, shall be regarded as signed by the Member for purposes of this Section 4.4.

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                  (b)      If any action by the Member is taken by written
         consent, any certificate or documents filed with the Secretary of State of Nevada as a result of the taking of the action shall state, in lieu of any statement required by NRS 86 or the applicable provisions of the NRS concerning any vote of the sole Member, that written consent has been given in accordance with the provisions of NRS 86 and the applicable provisions of the NRS.

                                    ARTICLE V
                                  CONTRIBUTIONS

         5.1 Initial Contributions. The Member shall make an initial capital contribution to the Company of cash in an amount equal to one thousand dollars ($1,000). In addition, the Member shall contribute 99.9% of those certain assets used in the conduct of business by the Member's various store operations and headquarters, and the operations thereof, located within the State of Texas, identified in and pursuant to that certain Bill of Sale, Assignment and Assumption Agreement, in substantially the same form as attached hereto as Exhibit "A".

         5.2 Additional Capital Contributions. From time to time the Member may agree to contribute additional cash and/or property to the Company to fund the continued operations or activities of the Company. All additional contributions of cash and/or property contemplated by this Section 5.2 are hereinafter collectively referred to as "ADDITIONAL CAPITAL CONTRIBUTIONS."

         5.3      Loans by a Member.

                  (a) If any additional funds are required for additional working capital to operate the Company, then, in lieu of borrowing funds from unaffiliated lenders or the Member otherwise making Additional Capital Contributions, the Board may cause the Company to borrow from the Member such amounts as may reasonably be required and as are necessary to operate the Company as shall be determined by the Board. Nothing herein shall obligate the Member to make any such loans to the Company.

                  (b) Any loans made to the Company by the Member shall be upon such terms and for such maturities as the Board and the Member deem reasonable in view of all the facts and circumstances. Any loans made to the Company by the Member shall be a debt of the Company. The Company shall be required to execute such documents as may be deemed reasonably necessary, desirable or required by the Member as a condition to such financing. All loans, including both principal and interest, so made by the Member to the Company, shall be repaid out of the Company's funds as the same become available.

         5.4 Interest. No interest shall be paid by the Company on any Capital Contributions or Additional Capital Contributions by the Member.

         5.5 Return of Capital. The Member shall not be entitled to have any Capital Contribution or Additional Capital Contribution returned to it or to receive any distributions from the Company except in accordance with the express provisions of this Agreement. No unrepaid Capital Contribution or Additional Capital Contribution shall be deemed or considered to be a liability of the Company, any Manager or the Member.

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         5.6      Creditors of the Company. No creditor of the Company will have or shall acquire at any time any direct or indirect interest in the profits, capital or property of the Company other than as a secured creditor as a result of making a loan to the Company.

                                   ARTICLE VI
                                   TAX MATTERS

         6.1 Tax Matters. For United States federal income tax and all applicable state and local income tax purposes, as of the date hereof and until the Company is owned by more than one Member, Rent-A-Center shall take into account all income, gains, losses, deductions and credits of the Company directly on its federal income tax returns as if the Company were Rent-A-Center. The Member shall compile or cause to be compiled the Company's financial results and information and reflect such results and information directly on its federal income tax returns. In addition, the Company shall separately prepare such other federal, state and local tax returns and reports as it may desire or as may otherwise be required to cause the Company to comply with applicable laws and regulations.

                                   ARTICLE VII
                                  DISTRIBUTIONS

         7.1 Distributions. From time to time the Board shall determine in their reasonable judgment to what extent (if any) the Company's cash on hand exceeds its current and anticipated needs, including, without limitation, for capital expenditures, operating expenses, debt service, and a reasonable contingency reserve. If such an excess exists, the Board may, as permitted by and in accordance with the applicable provisions of the Articles, NRS 86 and/or the NRS, cause the Company to distribute to the Member an amount equal to or less than such excess.

         7.2      Accounting Matters.

                  (a) The fiscal year of the Company shall be the calendar year, with the first fiscal year of the Company ending on December 31, 2002. The books and records of account of the Company shall be, at the expense of the Company, (i) kept, or caused to be kept, by the Company at the principal place of business of the Company, (ii) reflect all Company transactions, and (iii) appropriate and adequate for conducting the Company business.

                  (b) Company books and records (including all files and documents), as well as any tangible assets of the Company, will be available for inspection by the Member or the Member's duly authorized representative (at the expense of the Member) during business hours at (in the case of books and records) the principal office of the Company or (in the case of tangible assets) the place where such assets are physically located. The Member may request an audit of the Company's books and records.

                  (c) The Board has an obligation to protect the confidentiality of all Company books and records and agrees to treat all such financial statements, tax returns and other books and records as confidential and not to disclose such information except (i) to the extent related to the conduct of the business of the Company, (ii) to the Member and Managers and their respective directors, officers and employees, to officers, employees,

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

         representatives and agents of the Company to whom such information is furnished in the normal course of business and such outside parties as are legally entitled to such information, and (iii) approved banking, lending, collection and data processing institutions or agencies of the Company in the course of maintaining ordinary business procedures or pursuant to a valid subpoena or court order or applicable governmental regulations, rules or statutes; provided that this provision shall not apply to such information that is or becomes generally available to the public (other than as a result of a breach by the Member or a Manager of his, her or its obligations hereunder) or to the extent related to efforts by the Member or the Board to enforce their rights under this Agreement or any document or instrument entered into in connection herewith.

                  (d) No Person other than the Member (or its duly authorized representative) and the Company's independent accountants and bank (or prospective bank) and its duly authorized representatives, if any, shall have any right to inspect the books and records of the Company for any purpose whatsoever. Each Person who inspects the books and records of the Company shall maintain the confidentiality of the information received pursuant to or in connection with such inspection; provided that this provision shall not apply to such information that is or becomes generally available to the public or is required to be disclosed pursuant to a valid subpoena or court order or applicable governmental regulations, rules or statutes.

         7.3 Maintenance of Books. The Company shall keep minutes of the proceedings of the Board and each committee (if any) of the Board.

         7.4 Accounts. The Company shall establish and maintain one or more separate bank and investment accounts and arrangements for the Company's funds in the Company's name. There shall not be any commingling of the Company's funds with the funds of any other Person.

                                  ARTICLE VIII
                               BOARD AND OFFICERS

         8.1 Management by the Board. Except for situations in which the approval of the Member is required by non-waivable provisions of applicable law, and subject to the provisions of Section 8.2, (i) the business and affairs of the Company shall be managed under the direction of, the Board, and (ii) the Board shall make all reasonably necessary decisions and take all reasonably necessary actions for the Company in furtherance of the Company's purpose set forth in Section 3.1.

         8.2      Actions by the Board; Committees; Delegation of Authority and
Duties.

                  (a) In managing the business and affairs of the Company and exercising its powers, the Board shall act (i) collectively through meetings and written consents pursuant to Sections 8.5 and 8.7; (ii) through committees pursuant to Subsection 8.2(b); and (iii) through any Manager to whom authority and duties have been delegated pursuant to Subsection 8.2(c).

                  (b) The Board may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the

                                        7

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         extent provided in such resolution or in the Articles or this
         Agreement, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in NRS 86 and the applicable provisions of the NRS. At every meeting of any such committee, the presence of a majority of all the committee members shall constitute a quorum, and the affirmative vote of a majority of the committee members present shall be necessary for the adoption of any resolution. The Board may dissolve any committee at any time unless otherwise provided in the Articles or this Agreement.

                  (c) Any Person dealing with the Company, other than the Member, may rely on the authority of any Manager or officer of the Company in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

         8.3      Number and Term of Office of Managers.

                  (a) The number of Managers of the Board shall be determined from time to time by the Member; provided, however, that in no event shall there be more than five (5) or less than two (2) Managers and provided further that at least one (1) Manager shall reside outside of the State of Texas. If the Member makes no such determination, the number of Managers shall be two (2). Each Manager shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal in accordance with NRS 86 and this Agreement. Unless otherwise provided in the Articles, a Manager need not be a Member or resident of the State of Nevada.

         8.4 Removal; Vacancies; Resignation of Managers. Any Manager may be removed, with or without cause, by the Member. Any vacancy occurring on the Board may be filled by the Member. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board and the Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         8.5      Meetings of the Board.

                  (a) Unless otherwise required by law or provided in the Articles or this Agreement, a majority of the Managers of the Board fixed by, or in the manner provided in, the Articles or this Agreement shall constitute a quorum for the transaction of business of the Board, and the act of a majority or more of the Managers of the Board fixed by, or in the manner provided in, this Agreement shall be the act of the Managers (unless this Agreement, the Articles, NRS 86 or other applicable law requires the approval of a greater number of the Managers of the Board for such action).

                  (b) Meetings of the Board shall be held at the Company's principal place of business or at such other place or places outside of the State of Texas as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by the chairman or, if none, by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (c) Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

                  (d) Special meetings of the Board may be called by any Manager on at least two business days' notice to each other Manager, together with a reasonably detailed statement of the purpose or purposes of, and the business to be transacted at, such meeting.

         8.6 Approval or Ratification of Acts or Contracts by the Member. The Board in its discretion may submit any act or contract for approval or ratification by the Member, and any act or contract that shall be approved or be ratified by the Member shall be as valid and as binding upon the Company and upon the Member as if it shall have been approved in the first instance.

         8.7 Action by Written Consent or Telephone Conference. Any action permitted or required by NRS 86, the applicable provisions of the NRS, the Articles or this Agreement to be taken at a meeting of the Board or any committee designated by the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by the Managers or committee members, as the case may be, having not fewer than the minimum votes that would be necessary to take the action at a meeting at which all Managers or committee members, as the case may be, entitled to vote on the action were present and voted. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Nevada, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board or any such committee, as the case may be. Subject to the requirements of NRS 86, the applicable provisions of the NRS, the Articles or this Agreement for notice of meetings, unless otherwise restricted by the Articles, the Board, or members of any committee designated by the Board, may participate in and hold a meeting of the Board or any committee of the Board, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         8.8 Compensation. Managers of the Board as such shall not receive any stated salary for their service in the capacity of Managers, but by resolution of the Board, a fixed sum and reimbursement for reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or at any meeting of the executive committee of the Board, if any, to which such Manager may be elected; but nothing herein shall preclude any Manager from serving the Company in any other capacity or receiving compensation therefor.

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         8.9      Officers.

                  (a) The Board may, from time to time, designate and remove one or more Persons as officers of the Company and assign titles to particular officers. An officer may be, but no officer need be, a resident of the State of Nevada, a Member or a Manager, provided that no officer may reside in the State of Texas. Any officers so designated shall have such authority and perform such duties as provided in this Agreement or as the Board may, from time to time, delegate to them. Unless otherwise provided in this Agreement or unless the Board decides otherwise, if an officer's title is one commonly used for officers of a business corporation formed under the applicable provisions of the NRS, the assignment of such title to an officer of the Company shall constitute the delegation to such Person of the authority and duties provided in this Agreement and the authority and duties that would be held by a Person with such title in a business corporation formed under the applicable provisions of the NRS.

                  (b) The officers shall be elected or appointed by the Board in accordance with this Agreement, including, but not limited to the provisions set forth below. James Ashworth shall serve as the initial officer of the Company in the office of President until his successor is duly appointed by the Board or until his earlier resignation, removal or death.

                  (c) Any two or more offices may be held by the same Person. In their discretion, the Board may leave any office unfilled. A vacancy in any office for any reason may be filled by the Board. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her death, resignation, or removal.

                  (d) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Board whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights.

                  (e) The following officers of the Company shall have such powers and duties, except as modified by the Board, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board and by this
         Agreement:

                           (i) The President. The President of the Company shall be the Company's chief executive officer and, subject to the control of the Board, shall have the responsibility for the general direction of the affairs of the Company, and general supervision over its several other officers. The President may (a) open and maintain any Company bank or investment account contemplated in Section

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                  7.4; (b) deposit all Partnership distributions received by the
                  Company in such account or accounts, (c) distribute to the Member all Partnership distributions received and deposited by the Company and (d) sign and execute in the name of the Company (i) all contracts or other instruments authorized by the Board, and (ii) all contracts or instruments in the usual and regular course of business, except in cases when the signing and execution thereof shall be expressly delegated or permitted by the Board or by this Agreement to some other officer or agent of the Company, and, in general, shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned to him by the Board or as are prescribed by this Agreement.

                           (ii) The Vice Presidents. At the request of the President, or in his or her absence or disability, the Vice Presidents, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the request by the President to so act. The Vice Presidents shall perform such other duties as may, from time to time, be assigned to them by the Board or the President. A Vice President may sign, with the Secretary or an Assistant Secretary, any or all certificates representing Membership Interests, as such certificates are described in Article IX. A Vice President may be designated as the "Chief Financial Officer" of the Company. In such capacity, such Vice President will be responsible for all financial matters of the Company.

                           (iii) Secretary. The Secretary shall keep the minutes of all meetings of the Member, the Board and of the executive committee, if any, of the Board, in one or more books provided for such purpose and shall see that all notices are duly given in accordance with the provisions of this Agreement or as required by law. The Secretary shall be custodian of the corporate records and of the seal (if any) of the Company and see, if the Company has a seal, that the seal of the Company is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized; shall have general charge of the minute books, transfer books and certificate of Membership Interest ledgers, and such other books and papers of the Company as the Board may direct; and in general shall perform all duties and exercise all powers incident to the office of the Secretary and such other duties and powers as the Board or the President from time to time may assign to or confer on the Secretary.

                           (iv) Treasurer. The Treasurer shall keep complete and accurate records of account, showing at all times the financial condition of the Company. The Treasurer shall be the legal custodian of all money, notes, securities and other valuables which may from time to time come into the possession of the Company. The Treasurer may be designated as the "Chief Financial Officer" of the Company. In such capacity, the Treasurer will be responsible for all financial matters of the Company. The Treasurer shall furnish at meetings of the Board, or whenever requested, a statement of the financial condition of the Company, and

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

                  shall perform such other duties as this Agreement may require or the Board or the president may prescribe.

                           (v) Assistant Officers. Any Assistant Secretary or Assistant Treasurer appointed by the Board shall have the power to perform, and shall perform, all duties incumbent upon the Secretary or Treasurer of the Company, respectively, subject to the general direction of such respective officers, and shall perform such other duties as this Agreement may require or the Board or the President may prescribe.

                  (f) The salaries or other compensation of the officers, if any, shall be fixed from time to time by the Board. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that such officer is also a Manager of the Company.

                  (g) The Board may secure the fidelity of any officer of the Company by bond or otherwise, on such terms and with such surety or sureties, conditions, penalties or securities as shall be deemed proper by the Board.

                  (h) The Board may delegate temporarily the powers and duties of any officer of the Company, in case of his or her absence or for any other reason, to any other officer, and may authorize the delegation by any officer of the Company of any of his or her powers and duties to any agent or employee, subject to the general supervision of such officer.

         8.10 Reimbursements. The Board and the officers shall be entitled to be reimbursed for any and all reasonable, duly substantiated, direct out-of-pocket costs and expenses of the Company paid or incurred by a Manager or officer on behalf of the Company and within the scope of its business and this Agreement.

         8.11 Limitations of Liability. The Member and any Persons serving as Managers or officers of the Company and their respective stockholders, interest holders, officers, directors, agents, employees and representatives shall not be liable, responsible or accountable in damages or otherwise to the Company, the Member or any Manager or officer of the Company for any mistake of fact or judgment in operating the business of the Company or for any act performed (or omitted to be performed) in good faith (including, without limitation, pursuant to advice of legal counsel) and within the scope of this Agreement, unless such actions or inactions shall have resulted from gross negligence, willful misconduct, fraud or breach of this Agreement.

         8.12 Board Decisions. For all purposes of this Agreement, the phrases "APPROVAL" of or by the Board, "CONSENT" of or by the Board, "ACTION" of or by the Board and phrases of like import, or references to actions to be or which may be taken by "THE BOARD," shall mean written approval by a majority of the Managers of the Board fixed by, or in the manner provided for in, this Agreement.

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                                   ARTICLE IX
                              MEMBERSHIP INTERESTS

         9.1 Certificates Representing Membership Interests. Membership Interests may be represented by certificates in such form or forms as the Board may approve, provided that such form or forms shall comply with all applicable requirements of law or of the Articles. Such certificates shall be signed by the President or a Vice President, and by the Secretary or an Assistant Secretary, of the Company (or by at least two Managers, if the Company has not appointed such officers) and may be sealed with the seal of the Company or imprinted or otherwise marked with a facsimile of such seal. The signature of any or all of the foregoing officers of the Company may be represented by a printed facsimile thereof. If any officer whose signature, or a facsimile thereof, shall have been set upon any certificate shall cease, prior to the issuance of such certificate, to occupy the position in right of which his or her signature, or facsimile thereof, was so set upon such certificate, the Company may nevertheless adopt and issue such certificate with the same effect as if such officer occupied such position as of such date of issuance; and issuance and delivery of such certificate by the Company shall constitute adoption thereof by the Company. The certificates shall be consecutively numbered, and as they are issued, a record of such issuance shall be entered in the books of the Company.

         9.2 Lost, Stolen or Destroyed Certificates. The Company may issue a new certificate for Membership Interests in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to furnish an affidavit as to such loss, theft, or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as the board may direct, in order to indemnify the Company and its transfer agents and registrars, if any, against any claim that may be made on account of the alleged loss, theft or destruction of such certificate.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1     Right to Indemnification.

                  (a) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), except an action by or in the right of the Company, by reason of the fact that such Person is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the Proceeding if such Person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe such Person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the

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

         Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or Proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (b) The Company shall indemnify any Person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such Person in connection with the defense or settlement of the action or suit if such Person acted in good faith and in a manner in which such Person reasonably believed to be in or not opposed to the best interests of the Company. Indemnification may not be made for any claim, issue or matter as to which such a Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

                  (c) To the extent that a Manager, Member, employee or agent of the Company has been successful on the merits or otherwise in defense of any Proceeding described in Subsections 10.1(a) or 10.1(b), or in defense of any claim, issue or matter therein, the Company shall indemnify such Person against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                  (d) The right of indemnification authorized in or ordered by a court pursuant to Subsections 10.1(a) and 10.1(b), and Sections
         10.2 and 10.3 of this Article X:

                           (i) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under the Articles, vote of the Member or disinterested Managers, if any, or otherwise, for an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Subsection 10.1(b) or the advancement of expenses made pursuant to Section 10.3 of this Article X, may not be made to or on behalf of any Member or Manager if a final adjudication establishes - that his, her or its acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (ii) Continues for a Person who has ceased to be a Member, Manager, employee or agent and inures to the benefit of his heirs, executors and administrators.

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

         10.2 Scope of Indemnification. Any indemnification under Subsections 10.1(a) and 10.1(b) of this Article X, unless ordered by a court or advanced pursuant to Section 10.3 of this Article X, may be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, Member, employee or agent is proper under the circumstances. Such determination shall be made in accordance with Section
86.431 of NRS 86.

         10.3 Advance Payment. To the fullest extent permitted by applicable law, the right to indemnification conferred in this Article X shall include the right to be paid or reimbursed by the Company the reasonable expenses of the Member and Managers incurred in defending a civil or criminal action or Proceeding as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the Manager or Member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she or it is not entitled to be indemnified by the Company. The provisions of this Section 10.3 do not affect any rights to advancement of expenses to which personnel of the Company other than Managers or the Member may be entitled under any contract or otherwise by law.

         10.4     Insurance.

                  (a) The Company may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, Manager, employee or agent of the Company, or is or was serving at the request of the Company as a manager, member, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Manager, Member, employee or agent, or arising out of such Person's status as such, whether or not the Company has the authority to indemnify such Person against such liability and expenses.

                  (b) The other financial arrangements made by the Company pursuant to Subsection 10.4(a) may include, without limitation:

                           (i)      The creation of a trust fund.

                           (ii)     The establishment of a program of
                  self-insurance.

                           (iii) The securing of the Company's obligation of indemnification by granting a security interest or other lien on any assets of the Company.

                           (iv) The establishment of a letter of credit, guaranty or surety.

                  No financial arrangement made pursuant to this Subsection 10.4(b) may provide protection for a Person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

                  (c) Any insurance or other financial arrangement made on behalf of a Person pursuant to this Section 10.4 may be provided by the Company or any other Person

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

         approved by the Managers even if all or part of the other Person's member's interest in the Company is owned by the Company.

         10.5 Member Notification. To the extent required by law, any indemnification of or advance of expenses to a Person in accordance with this
Article X shall be reported in writing to the Member within ten (10) days immediately following the date of the indemnification or advance.

         10.6 Savings Clause. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article X as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE XI
                                    TRANSFERS

         11.1 Transfer of Membership Interest. Subject to applicable law, including, without limitation, the Securities Act, and any agreement restricting the transfer of the Membership Interests hereunder to which the Member may be a party, the Member may at any time Transfer in whole or in part its Membership Interest. If the Member Transfers any portion of its Membership Interest pursuant to this Section 11.1, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective as of the date of the Transfer.

                                   ARTICLE XII
                           DISSOLUTION AND LIQUIDATION

         12.1 Dissolution of the Company. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events:

                  (a)      At the time, if any, specified in the Articles;

                  (b) The sale or other disposition of all or substantially all of the Company's assets and the receipt of all payments therefor in cash;

                  (c) Unless otherwise provided herein or in the Articles, upon the determination by the Member that the Company be dissolved; or

                  (d) Upon entry of a decree of judicial dissolution pursuant to Section 86.495 of NRS 86.

         12.2 Liquidation and Termination. On dissolution of the Company, the Board shall act as liquidator or may appoint the Member as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in NRS 86. The costs of liquidation shall be borne as a Company expense. Until final distribution, the

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

liquidator shall continue to operate the Company with all of the power and authority of the Board. Maintenance of property, borrowings and expenditures of Company funds for legitimate Company purposes to effectuate or facilitate the winding up or the liquidation of the Company affairs shall be authorized if the liquidator, in the exercise of his, her or its business judgment, believes that the interest of the Company would be best served thereby and shall not be construed to involve a continuation of the Company. Upon dissolution of the Company, a true and final accounting of all transactions relating to the business of the Company shall be made. Liabilities of the Company shall be paid and assets of the Company shall be distributed in accordance with the provisions of Section 12.3 hereof as soon as is reasonably possible after the dissolution of the Company.

         12.3 Payment of Liabilities and Distribution of Assets. In settling accounts after dissolution, the liabilities of the Company shall be paid in the following order:

                  (a) Those to creditors, including the Member if a creditor, in the order of priority as provided and to the extent otherwise permitted by law, except those to the Member of the Company on account of its contributions;

                  (b) Those to the Member of the Company in respect of its share of the profits and other compensation by way of income on its contributions; and

                  (c) Those to the Member of the Company in respect of its contributions to capital.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

         13.1 Notices. All notices, demands, requests or other communications that may be or are required to be given, served or sent pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, facsimile transmission or electronic transmission addressed as set forth on the signature pages hereof. The Member may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a facsimile or electronic transmission) the answer back being deemed conclusive evidence of such delivery or at such time as delivery is refused by the addressee upon presentation. A waiver in writing signed by the Person or Persons entitled to the notice, whether before or after the time stated in it, is equivalent to the giving of notice.

         13.2 Amendment or Modification. This Agreement may be amended or modified from time to time only by a written instrument adopted by the Board and executed and agreed to by the Member.

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

         13.3 Successors and Assigns. This Agreement, and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of the Member and its respective personal representatives, successors and permitted assigns.

         13.4 Construction. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Wherever the context so requires, the masculine shall include the feminine and the neuter, and the singular shall include the plural and vice versa, unless the context clearly requires a different interpretation.

         13.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         13.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Articles, or (b) any mandatory provision of NRS 86 or (to the extent such statutes are incorporated into NRS 86) of the NRS, the applicable provision of the Articles, NRS 86, or the NRS shall control. If any provision of this Agreement or the application thereof to any Person or circumstances is for any reason and to any extent invalid or unenforceable, the remainder of this Agreement and the application of such provision to the other Persons or circumstances will not be affected thereby, but rather are to be enforced to the greatest extent permitted by law.

         13.7 No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of the Member and its personal representatives, successors and permitted assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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

         IN WITNESS WHEREOF, the sole Member has executed this Agreement as of the date first above written.

                                 SOLE MEMBER:

                                 RENT-A-CENTER, INC.,
                                 a Delaware corporation

                                 By: /s/ MARK E. SPEESE
                                     -------------------------------------------
                                     Mark E. Speese
                                     Chairman of the Board and
                                     Chief Executive Officer

                                 Address: 5700 Tennyson Parkway, Third Floor
                                          Plano, Texas 75024

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